UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 17, 2006
Atlantic Coast Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-110484	54-2131349

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Sands Hotel & Casino Indiana Avenue and Brighton Park, 9th Floor Atlantic City, New Jersey 08401		08401

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (609) 441-4633
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets
On November 17, 2006, Atlantic Coast Entertainment Holdings, Inc. (the “Company”) consummated the sale of its equity interests in ACE Gaming, LLC (“ACE”), its wholly owned subsidiary and the owner of The Sands Hotel and Casino in Atlantic City, NJ to Pinnacle Entertainment, Inc. (“Pinnacle”), pursuant to the acquisition agreement (the “Agreement”), dated as of September 3, 2006, by and among the Company, ACE, American Real Estate Holdings Limited Partnership (“AREH”) and certain other entities owned by or affiliated with AREH. The Company is an indirect majority-owned subsidiary of AREH.
Pursuant to the Agreement, Pinnacle acquired all of the outstanding membership interests in ACE and equity interests in entities which were indirect subsidiaries of AREH which owned parcels of real estate adjacent to The Sands Hotel and Casino in Atlantic City, including real property known as the Traymore site. In accordance with the Agreement, on November 11, 2006, the Company closed the hotel-casino prior to the closing of the transaction with Pinnacle. The above description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which was filed as Exhibit 2.1 to Form 8-K filed by the Company on September 6, 2006 and which is incorporated by reference herein.
The total consideration paid pursuant to the Agreement was approximately $275 million (of which approximately $201 million was paid to the Company and the balance to AREH and certain of its affiliates for the Traymore site and other adjacent properties). Under the terms of the Agreement, the Company and Pinnacle agreed that $50 million of the purchase price would be deposited in escrow pending satisfaction of certain conditions. Pursuant to an indemnification agreement and escrow agreement with AREH, the Company deposited the net proceeds from the sale of ACE into escrow and such escrow will be released to the Company pursuant to the terms of such escrow agreement. The above descriptions of the indemnification agreement and escrow agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such indemnification agreement and escrow agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and which are incorporated by reference herein.
The Company does not have any material relationships with Pinnacle or its directors, officers or affiliates.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2006, Michael Ashner advised the Company of his resignation from the Company’s board of directors, effective immediately.
Item 9.01  Financial Statements and Exhibits.
(b)  Pro Forma Financial Information
Set forth below is the required unaudited pro forma financial information of the Company.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed financial statements have been prepared to give effect to the acquisition on November 17, 2006, by Atlantic Coast Entertainment Holdings, Inc., or ACEHI, of its membership interest in its wholly owned subsidiary, ACE Gaming, LLC, or ACE, the owner of The Sands Hotel and Casino in Atlantic City, NJ to Pinnacle Entertainment, Inc., or Pinnacle and are derived from our historical financial statements. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed financial statements.
     For purposes of the unaudited pro forma condensed balance sheet, we assumed the sale occurred on September 30, 2006. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the sale occurred on January 1, 2005.
     The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual financial position or result that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the financial position at any future date or the financial results for any future period.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30, 2006
(unaudited)

	Atlantic			Atlantic
	Coast			Coast
	Entertainment			Entertainment
	Holdings, Inc.	Proforma		Holdings, Inc.
	Historical	Adjustments		Proforma
	(in thousands)

Assets
Current Assets
Cash and cash equivalents	$19,931	$(19,043)	a	$888
Cash and cash equivalents-restricted	—	203,850	a	203,850
Accounts receivable, net	3,595	(3,595)	a	—
Deferred income taxes	16,138	(16,138)	a	—
Other current assets	7,433	(7,433)	a	—

Total current assets	47,097	157,641		204,738
Property and equipment, net	154,537	(154,366)	a	171
Obligatory investments	13,530	(13,530)	a	—
Deferred income taxes	11,939	(5,013)	a	6,926
Investment in subsidiary	—	—	a	—
Other assets	980	(980)	a	—

Total Other Assets	26,449	(19,523)		6,926

Total Assets	$228,083	$(16,248)		$211,835

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$2,628	$(2,628)	a	$—
Accrued expenses	8,775	(8,769)	a	6
Accrued payroll and related expenses	17,132	(17,132)	a	—
Related party payables	188	(188)	a	—
Current portion of capital lease obligation	280	(280)	a	—

Total Current Liabilities	29,003	(28,997)		6
Long term liabilities
Capital lease obligations, less current portion	37	(37)	a	—
Other	4,434	(4,434)	a	—

Total Long Term Liabilities	4,471	(4,471)		—

Total Liabilities	33,474	(33,468)		6

Shareholders’ equity
Common stock, $.01 par value; 20,000,000 shares authorized; 9,389,723 shares issued and outstanding	94	—		94
Additional paid — in capital	227,188	—		227,188
Warrants outstanding	9,673	—		9,673
Accumulated deficit	(42,346)	17,220	a	(25,126)

Total shareholders’ equity	194,609	17,220		211,829

Total Liabilities and Shareholders’ Equity	$228,083	$(16,248)		$211,835

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

	Atlantic			Atlantic
	Coast			Coast
	Entertainment			Entertainment
	Holdings, Inc.	Proforma		Holdings, Inc.
	Historical	Adjustments		Proforma
	(in thousands, except per Share data)
Revenues:
Casino	$146,851	$(146,851)	a	$—
Hotel	12,062	(12,062)	a	—
Food and beverage	21,946	(21,946)	a	—
Other income	3,255	(3,255)	a	—

Gross Revenues	184,114	(184,114)		—
Less promotional allowances	21,775	(21,775)	a	—

Net Revenues	162,339	(162,339)		—

Operating Expenses:
Casino	47,605	(47,605)	a	—
Hotel	4,777	(4,777)	a	—
Food and Beverage	8,500	(8,500)	a	—
Other operating expenses	1,343	(1,343)	a	—
General and administrative	89,540	(89,042)	a	498
Depreciation and amortization	15,960	(15,953)	a	7
Provision for obligatory investments	732	(732)	a	—
Gain on sale of assets	(6)	(38,365)	a	(38,371)

Total operating expenses	168,451	(206,317)		(37,866)

Income from operations	(6,112)	43,978		37,866

Other income (expenses):
Interest income	599	7,079	a,b	7,678
Interest expense	(5,915)	5,915	a	—
Debt restructuring costs	(23)	20	a	(3)

Total other expenses, net	(5,339)	13,014		7,675

Earnings Before Income Taxes	(11,451)	56,992		45,541
Provision (benefit) for income taxes	1,002	(1,002)	a	—

Net Income (Loss)	$(12,453)	$57,994		$45,541

Basic/diluted income (loss) per common share	$(1.32)			$4.85

Weighted average common shares outstanding	9,389,723			9,389,723

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(unaudited)

	Atlantic			Atlantic
	Coast			Coast
	Entertainment			Entertainment
	Holdings, Inc.	Proforma		Holdings, Inc.
	Historical	Adjustments		Proforma
	(in thousands, except per Share data)
Revenues
Casino	$112,299	$(112,299)	a	$—
Hotel	10,121	(10,121)	a	—
Food and beverage	14,651	(14,651)	a	—
Other income	1,685	(1,685)	a	—

Gross revenues	138,756	(138,756)		—
Less promotional allowances	14,762	(14,762)	a	—

Net revenues	123,994	(123,994)		—

Operating expenses
Casino	34,419	(34,419)	a	—
Hotel	3,770	(3,770)	a	—
Food and beverage	6,522	(6,522)	a	—
Other operating expenses	586	(586)	a	—
Selling, general and administrative	77,446	(75,471)	a	1,975
Depreciation and amortization	10,159	(10,155)	a	4
Provision for obligatory investments	870	(870)	a	—
Gain on sale of assets	(51)	51	a	—

Total operating expenses	133,721	(131,742)		1,979

Income from operations	(9,727)	7,748		(1,979)

Other income (expenses)
Interest income	776	5,198	a,b	5,974
Interest expense	(1,773)	1,773	a	—

Total other income (expenses)	(997)	6,971		5,974

Income before income taxes	(10,724)	14,719		3,995
Provision (benefit) for income taxes	(27,394)	27,394	a	—

Net Income	$16,670	$(12,675)		$3,995

Basic/diluted income per common share	$1.78			$0.43

Weighted average common shares outstanding	9,389,723			9,389,723

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of presentation
     The accompanying unaudited pro forma condensed financial statements present the pro forma results of operations and financial position of Atlantic Coast Entertainment Holdings, Inc., or ACEHI, after giving effect to the sale of its wholly owned subsidiary, ACE Gaming, LLC, or ACE, to Pinnacle Entertainment, Inc., or Pinnacle, based on the historical financial information. We expect to receive approximately $204 million for the outstanding membership interests in ACE and estimate the gain on sale to be approximately $38.4 million.
     For purposes of the unaudited pro forma condensed balance sheet, we assumed the acquisition occurred on September 30, 2006. For purposes of the unaudited pro forma condensed statements of income, we assumed the acquisition occurred on January 1, 2005.
2. Pro Forma Adjustments
     The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed financial statements:
(a)	To reflect the sale of ACE to Pinnacle.

(b)	To reflect pro forma interest income at 3.75% on the proceeds from the sale.

(d) Exhibits

10.1	Indemnification Agreement, dated as of September 3, 2006, by and between American Real Estate Holdings Limited Partnership and Atlantic Coast Entertainment Holdings, Inc.

10.2
Escrow Agreement, dated as of November 17, 2006, by and between American Real Estate Holdings Limited Partnership, Atlantic Coast Entertainment Holdings, Inc. and JPMorgan Chase Bank N.A., as escrow agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ATLANTIC COAST ENTERTAINMENT
HOLDINGS, INC.

Date: November 24, 2006	By:	/s/ Denise Barton
		Name:	Denise Barton
		Title:	Vice President, Chief Financial Officer, and Principal Accounting Officer